Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, William L. Hiott, Jr., Executive Vice President and Treasurer of Bank of South Carolina Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2004

	BY:	/s/William L. Hiott, Jr.

William L. Hiott, Jr.
Executive Vice President & Treasurer

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